Exhibit 99.1

Mallinckrodt plc Reports First Quarter 2023 Financial Results and Reaffirms Full Year Guidance

Advanced Launch of Terlivaz® with Rapid and Successful Uptake in Hospital Formulary Access and Continued Medical Community Interest

Reports First Quarter Net Sales of $424.6 Million; Net Loss of $249.3 Million; Adjusted EBITDA of $123.5 Million; Diluted Loss Per Share of $18.93 and Adjusted Diluted Earnings Per Share of $1.68

Increased Cash on Hand to $480.0 Million and Reduced Exposure to Interest Rate Volatility Through Interest Rate Cap Agreement, Demonstrating Ongoing Focus on Disciplined Balance Sheet Management

Reaffirmed 2023 Net Sales and Adjusted EBITDA Guidance

Conference Call and Webcast Today at 8:30 a.m. ET

DUBLIN, May 9, 2023 – Mallinckrodt plc (NYSE American: MNK) (“Mallinckrodt” or the “Company”), a global specialty pharmaceutical company, today reported results for the first quarter ended March 31, 2023.1

“Mallinckrodt had a solid start to the year. We made steady progress on key opportunities in our branded portfolio and delivered sales growth in the Specialty Generics segment, which benefits from our high-quality United States based product manufacturing,” said Siggi Olafsson, President and Chief Executive Officer. “Within Specialty Brands, we were particularly pleased with the ongoing launch of Terlivaz (terlipressin). Momentum remained strong as we gained significant formulary inclusion in target hospitals, and we continued to see high engagement from the medical community around Terlivaz’s clinical benefits. We also remain focused on the ongoing launch of StrataGraft® (allogeneic cultured keratinocytes and dermal fibroblasts in murine collagen – dsat), and, if approved, bringing INOmax Evolve™ to the market late this year. Further, we increased cash on hand, demonstrating our continued commitment to disciplined capital management.”

Mr. Olafsson continued, “As we have stated, 2023 is a pivotal year for Mallinckrodt. We have a number of opportunities ahead, as well as challenges from competitive pressures, while we work to stabilize the business in the near term and position Mallinckrodt for sustainable long-term growth. Overall, we are pleased with the performance this quarter, as evidenced by our reaffirmation of 2023 guidance, despite the Acthar® Gel top-line softness. We will continue to be sharply focused on advancing our strategic priorities, all while keeping our mission to improve outcomes for patients with severe and critical conditions at the core of everything we do."

First Quarter 2023 Financial Results1

Mallinckrodt’s net sales in the first quarter 2023 were $424.6 million, as compared to $490.9 million in the first quarter 2022. This reflects a decrease of 13.5% on a reported basis and 13.3% on a constant currency basis.

The Company’s Specialty Brands segment reported net sales of $252.0 million, as compared to $339.4 million. This reflects a decrease of 25.8% on a reported basis and 25.5% on a constant currency basis, primarily due to the impact of competition and continued scrutiny on overall specialty pharmaceutical spending.

1 The Company's quarterly comparisons are to a Successor period (three months ended March 31, 2023) and a Predecessor period (three months ended April 1, 2022). As a result of the application of fresh-start accounting, the Company’s financial statements for periods prior to June 16, 2022 are not comparable to those for periods subsequent to June 16, 2022.

Mallinckrodt’s Specialty Generics segment reported net sales of $172.6 million, as compared to $151.5 million. This reflects an increase of 13.9% on a reported basis and 14.0% on a constant currency basis, primarily due to growth in finished dosage products as the broader market has experienced disruption in product quality and supply.

The Company recorded a net loss for the first quarter of $249.3 million, as compared to a net loss of $119.6 million. Diluted loss per share for the first quarter was $18.93 with adjusted diluted earnings per share of $1.68.

Mallinckrodt’s Adjusted EBITDA in the first quarter was $123.5 million, as compared to $177.0 million. This is primarily due to lower net sales coupled with investments in the launches of Terlivaz and StrataGraft, partially offset by other reductions in selling, general and administrative (SG&A) expenses and research and development (R&D) expenses as a result of the Company’s initiatives to improve its overall cost structure.

Mallinckrodt’s cash balance at the end of the first quarter was $480.0 million, benefited in the quarter by the receipt of the Coronavirus Aid, Relief, and Economic Security (CARES) Act receivable offset by seasonality changes in working capital. The Company continues to maintain an undrawn accounts receivable financing facility up to $200 million, ending the quarter with approximately $680 million in liquidity. Total principal debt outstanding at the end of the first quarter was $3.523 billion, with net debt of $3.043 billion. In the quarter, Mallinckrodt entered into an interest rate cap agreement, which serves to reduce volatility on future interest rate cash outflows.

Please see “Non-GAAP Financial Measures” included in this release for a discussion of non-GAAP measures and reconciliation of GAAP and non-GAAP financial measures for the first quarter.

2023 Financial Guidance

For the full-year 2023, Mallinckrodt reaffirmed the following guidance:

2023 Guidance
Total net sales	$1.700 billion to $1.820 billion
Adjusted EBITDA	$510 million to $560 million

The Company does not provide a reconciliation of forward-looking non-GAAP guidance to the comparable GAAP measures as these items are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort.

Conference Call and Webcast

Mallinckrodt will hold a conference call today, May 9, 2023, at 8:30 a.m. Eastern Time to discuss its financial results and performance for the first quarter 2023. The live call and subsequent replay can be accessed as follows:

■Live Call Participant Registration (including dial-in): https://register.vevent.com/register/BIbe1f9805fe5b4490acd8359f7bdd616d
■Directly via the webcast link (live and replay): https://edge.media-server.com/mmc/p/24fqexpx
■At the Company’s website: https://ir.mallinckrodt.com/

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The Company's Specialty Brands reportable segment's areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, hepatology, nephrology, pulmonology, ophthalmology and oncology; immunotherapy and neonatal respiratory critical care therapies; analgesics; cultured skin substitutes and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, adjusted gross profit, adjusted SG&A, net sales growth (loss) on a constant-currency basis, and net debt, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations.

Adjusted EBITDA represents net income or loss prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP") and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, interest expense, net; income taxes; depreciation; amortization; restructuring charges, net; non-restructuring impairment charges; inventory step-up expense; discontinued operations; changes in fair value of contingent consideration obligations; significant legal and environmental charges; divestitures; separation costs; gains on debt extinguishment, net; unrealized gain or loss on equity investment; reorganization items, net; share-based compensation; fresh-start inventory related expenses; and other items identified by the Company.

Adjusted net income, adjusted gross profit and adjusted SG&A represent amounts prepared in accordance with GAAP, adjusted for certain items that management believes are not reflective of the operational performance of the business. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A and on an after-tax basis for adjusted net income. Adjustments to GAAP amounts include, as applicable to each measure, amortization and non-restructuring impairment charges; restructuring and related charges, net; inventory step-up expense; discontinued operations; changes in fair value of contingent consideration obligations; significant legal and environmental charges; divestitures; separation costs; gains on debt extinguishment, net; acquisition and fresh-start inventory and accretion related expenses; unrealized gain or loss on equity investments; reorganization items, net; tax effects of the aforementioned adjustments, changes in uncertain tax positions, as well as tax impacts from certain transactions, such as acquisitions or legal entity or asset reorganizations; and other items identified by the company. Adjusted diluted earnings per share represent adjusted net income divided by the number of diluted shares.

Segment net sales growth (loss) on a constant-currency basis measures the change in segment net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

Net debt as of March 31, 2023 represents the total principal debt outstanding of $3.523 billion, less cash of $480.0 million, each as prepared in accordance with GAAP.

The Company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, the Company believes that they will be used by investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.

These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's unaudited condensed consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the Company's website.

Predecessor and Successor Periods

Mallinckrodt’s financial results presented here within include Successor and Predecessor periods. The Successor period runs from June 17, 2022 through March 31, 2023, while the Predecessor period includes June 16, 2022 and prior. As a result of the application of fresh-start accounting, the Company’s financial statements for periods prior to June 16, 2022 are not comparable to those for periods subsequent to June 16, 2022. Operating results for the Successor and Predecessor periods are not necessarily indicative of the results to be expected for a full fiscal year.

Mallinckrodt’s results of operations as reported in its unaudited condensed consolidated financial statements for the Successor and Predecessor periods are in accordance with GAAP. The comparison of the Predecessor and Successor periods for the periods presented here within is not in accordance with GAAP. However, the Company believes that the comparison is useful for management and investors to assess Mallinckrodt’s ongoing financial and operational performance and trends.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the comparability of Mallinckrodt's post-emergence financial results to its historical results and the projections filed with the bankruptcy court, changes in Mallinckrodt's business strategy that may be implemented by its board of directors, the listing of Mallinckrodt's ordinary shares on NYSE American LLC, the emergence of an active trading market for Mallinckrodt's ordinary shares and fluctuations in market price and trading volume, Mallinckrodt's tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended, Mallinckrodt's repurchases of debt securities, the effects of the emergence from bankruptcy on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; governmental investigations and inquiries, regulatory actions and lawsuits brought against Mallinckrodt by government agencies and private parties with respect to its historical commercialization of opioids, including the global settlement to resolve all opioid-related claims; the settlement with governmental parties to resolve certain disputes relating to Acthar Gel; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of, and following, the emergence from bankruptcy; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even now that the emergence from bankruptcy plan was successfully consummated; the non-dischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt’s business plan and continuing as a going concern; Mallinckrodt’s post-bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; business development activities; attraction and retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness even now that the prepetition indebtedness has been restructured; restrictions on Mallinckrodt’s operations contained in the agreements governing Mallinckrodt’s indebtedness; Mallinckrodt’s variable rate indebtedness; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.

The “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, and other filings with the SEC, all of which are on file with the SEC and available on Mallinckrodt's website at http://www.sec.gov and http://www.mallinckrodt.com respectively, identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations
Daniel Speciale
Global Corporate Controller and Chief Investor Relations Officer
314-654-3638
daniel.speciale@mnk.com

Derek Belz
Vice President, Investor Relations
314-654-3950
derek.belz@mnk.com

Media
Michael Freitag / Aaron Palash / Aura Reinhard
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Mallinckrodt, the "M" brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2023.

Exhibit 99.1

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor		Predecessor
	Three Months Ended March 31, 2023		Three Months Ended April 1, 2022
		Percent of Net sales		Percent of Net sales
Net sales	$424.6	100.0%	$490.9	100.0%
Cost of sales	374.8	88.3	315.2	64.2
Gross profit	49.8	11.7	175.7	35.8
Selling, general and administrative expenses	122.9	28.9	152.5	31.1
Research and development expenses	28.3	6.7	37.2	7.6
Restructuring charges, net	1.2	0.3	6.8	1.4
Operating loss	(102.6)	(24.2)	(20.8)	(4.2)
Interest expense	(162.0)	(38.2)	(58.2)	(11.9)
Interest income	4.7	1.1	0.4	0.1
Other expense, net	(14.6)	(3.4)	(4.1)	(0.8)
Reorganization items, net	(5.6)	(1.3)	(43.4)	(8.8)
Loss from continuing operations before income taxes	(280.1)	(66.0)	(126.1)	(25.7)
Income tax benefit	(30.8)	(7.3)	(5.9)	(1.2)
Loss from continuing operations	(249.3)	(58.7)	(120.2)	(24.5)
Income from discontinued operations, net of income taxes	—	—	0.6	0.1
Net loss	$(249.3)	(58.7)%	$(119.6)	(24.4)%

Basic and diluted (loss) income per share:
Loss from continuing operations	$(18.93)		$(1.42)
Income from discontinued operations	—		0.01
Net loss	$(18.93)		$(1.41)
Weighted-average number of shares outstanding
Basic and diluted	13.2		84.7

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor	Predecessor
	Three Months Ended March 31, 2023	Three Months Ended April 1, 2022
Net loss	$(249.3)	$(119.6)
Adjustments:
Interest expense, net	157.3	57.8
Income tax benefit	(30.8)	(5.9)
Depreciation	11.9	22.1
Amortization	133.2	155.1
Restructuring charges, net	1.2	6.8
Income from discontinued operations	—	(0.6)
Change in contingent consideration fair value	0.4	(0.1)
Significant legal and environmental charges	—	11.1
Separation costs (1)	4.9	2.0
Unrealized loss on equity investment	15.1	3.7
Reorganization items, net	5.6	43.4
Share-based compensation	2.6	1.2
Fresh-start inventory-related expense (2)	71.4	—
As adjusted:	$123.5	$177.0

(1)Represents costs included in SG&A expenses, primarily related to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence.
(2)Represents $71.4 million of inventory fair-value step up expense during the three months ended March 31, 2023 (Successor).

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Successor
	Three Months Ended March 31, 2023
	Gross profit	SG&A	Net (loss) income	Diluted net (loss) income per share
Net loss	$49.8	$122.9	$(249.3)	$(18.93)
Adjustments:
Intangible asset amortization	133.2	—	133.2	10.06
Restructuring charges, net	—	(0.7)	1.9	0.14
Change in contingent consideration fair value	—	(0.4)	0.4	0.03
Separation costs (1)	—	(4.9)	4.9	0.37
Unrealized loss on equity investment	—	—	15.1	1.14
Reorganization items, net	—	—	5.6	0.42
Fresh-start inventory-related expense (2)	71.4	—	71.4	5.39
Non-cash interest expense - accretion	—	—	69.9	5.28
Income taxes (3)	—	—	(30.9)	(2.33)
As adjusted:	$254.4	$116.9	$22.2	1.68

Percent of net sales	59.9%	27.5%	5.2%
(1)Represents costs included in SG&A expenses, primarily related to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence.
(2)Represents $71.4 million of inventory fair-value step up expense during the three months ended March 31, 2023 (Successor).
(3)Includes tax effects of above adjustments (unless otherwise separately stated), changes in uncertain tax positions and tax impacts from certain transactions, such as legal entity or asset reorganizations.

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor	Predecessor
	Three Months Ended March 31, 2023	Three Months Ended April 1, 2022
Specialty Brands (1)	$32.4	$164.8
Specialty Generics (2)	32.8	34.4
Segment operating income	65.2	199.2
Unallocated amounts:
Corporate and unallocated expenses (3)	(14.0)	(32.8)
Depreciation and amortization	(145.1)	(177.2)
Share-based compensation	(2.6)	(1.2)
Restructuring charges, net	(1.2)	(6.8)
Separation costs (4)	(4.9)	(2.0)
Operating loss	$(102.6)	$(20.8)
(1)Includes $61.1 million of inventory fair-value step-up expense during the three months ended March 31, 2023 (Successor).
(2)Includes $10.3 million of inventory fair-value step-up expense during the three months ended March 31, 2023 (Successor).
(3)Includes administration expenses and certain compensation, legal, environmental and other costs not charged to the Company's reportable segments.
(4)Represents costs included in SG&A expenses, primarily related to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Predecessor	Non-GAAP Measure
	Three Months Ended March 31, 2023	Three Months Ended April 1, 2022	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$252.0	$339.4	(25.8)%	(0.3)%	(25.5)%
Specialty Generics	172.6	151.5	13.9	(0.1)	14.0
Net sales	$424.6	$490.9	(13.5)%	(0.2)%	(13.3)%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Predecessor	Non-GAAP Measure
	Three Months Ended March 31, 2023	Three Months Ended April 1, 2022	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar Gel	$82.0	$127.7	(35.8)%	—%	(35.8)%
INOmax	82.7	99.0	(16.5)	—	(16.5)
Therakos	58.7	59.9	(2.0)	(1.5)	(0.5)
Amitiza	24.5	47.7	(48.6)	—	(48.6)
Terlivaz	2.2	—	—	—	—
Other	1.9	5.1	(62.7)	(4.8)	(57.9)
Specialty Brands Total	252.0	339.4	(25.8)	(0.3)	(25.5)

Specialty Generics
Opioids	62.2	50.0	24.4	—	24.4
ADHD	22.4	10.8	107.4	—	107.4
Addiction treatment	15.6	15.9	(1.9)	(0.6)	(1.3)
Other	1.8	2.8	(35.7)	—	(35.7)
Generics	102.0	79.5	28.3	(0.1)	28.4
Controlled substances	18.5	20.4	(9.3)	—	(9.3)
APAP	46.4	46.3	0.2	—	0.2
Other	5.7	5.3	7.5	—	7.5
API	70.6	72.0	(1.9)	—	(1.9)
Specialty Generics	172.6	151.5	13.9	(0.1)	14.0
Net sales	$424.6	$490.9	(13.5)	(0.2)	(13.3)

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	Successor
	March 31, 2023	December 30, 2022
Assets
Current Assets:
Cash and cash equivalents	$480.0	$409.5
Accounts receivable, net	395.1	405.3
Inventories	895.4	947.6
Prepaid expenses and other current assets	120.7	273.4
Total current assets	1,891.2	2,035.8
Property, plant and equipment, net	454.4	457.6
Intangible assets, net	2,710.6	2,843.8
Deferred income taxes	509.4	475.5
Other assets	205.2	201.1
Total Assets	$5,770.8	$6,013.8

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$44.1	$44.1
Accounts payable	86.4	114.0
Accrued payroll and payroll-related costs	35.4	49.5
Accrued interest	76.8	29.0
Acthar Gel-Related Settlement	16.5	16.5
Opioid-Related Litigation Settlement liability	200.0	200.0
Accrued and other current liabilities	234.5	290.7
Total current liabilities	693.7	743.8
Long-term debt	3,041.6	3,027.7
Acthar Gel-Related Settlement	81.2	75.0
Opioid-Related Litigation Settlement liability	419.6	379.9
Pension and postretirement benefits	41.2	41.0
Environmental liabilities	35.6	35.8
Other income tax liabilities	18.5	18.2
Other liabilities	75.0	78.7
Total Liabilities	4,406.4	4,400.1
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	0.1	0.1
Additional paid-in capital	2,193.6	2,191.0
Accumulated other comprehensive income	8.2	10.8
Retained deficit	(837.5)	(588.2)
Total Shareholders' Equity	1,364.4	1,613.7
Total Liabilities and Shareholders' Equity	$5,770.8	$6,013.8

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Successor	Predecessor
	Three Months Ended March 31, 2023	Three Months Ended April 1, 2022
Cash Flows From Operating Activities:
Net loss	$(249.3)	$(119.6)
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	145.1	177.2
Share-based compensation	2.6	1.2
Deferred income taxes	(33.4)	(0.9)
Reorganization items, net	—	2.9
Non-cash accretion expense	69.9	—
Other non-cash items	20.0	12.3
Changes in assets and liabilities:
Accounts receivable, net	9.6	73.8
Inventories	48.0	(27.0)
Accounts payable	(20.4)	0.4
Income taxes	138.9	(7.8)
Other	(31.1)	(63.3)
Net cash from operating activities	99.9	49.2
Cash Flows From Investing Activities:
Capital expenditures	(19.3)	(23.6)
Other	0.3	0.2
Net cash from investing activities	(19.0)	(23.4)
Cash Flows From Financing Activities:
Repayment of external debt	(11.0)	(4.6)
Net cash from financing activities	(11.0)	(4.6)
Effect of currency rate changes on cash	0.3	(0.7)
Net change in cash, cash equivalents and restricted cash	70.2	20.5
Cash, cash equivalents and restricted cash at beginning of period	466.7	1,405.2
Cash, cash equivalents and restricted cash at end of period	$536.9	$1,425.7

Cash and cash equivalents at end of period	$480.0	$1,365.3
Restricted cash included in prepaid expenses and other current assets at end of period	21.5	24.0
Restricted cash included in other long-term assets at end of period	35.4	36.4
Cash, cash equivalents and restricted cash at end of period	$536.9	$1,425.7